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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-54394, No. 33-46386, No. 33-85304, No.
333-14231, No. 333-24125, No. 333-80297, No. 333-80299, No. 333-36264, No.
333-49382, No. 333-60950 and No. 333-112677) and S-3 (No. 333-112263) of
Input/Output, Inc. and subsidiaries of our report dated February 27, 2004, except as to the paragraph titled "Restatement" in Note 1, which is as of May 10, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A-2.




Houston, Texas
May 10, 2004